Exhibit 99.1

FINANCIAL INFORMATION OF CAESARS GROWTH PARTNERS, LLC
A SIGNIFICANT EQUITY METHOD INVESTEE OF CAESARS ACQUISITION COMPANY
EXPLANATORY NOTE
Unconsolidated Significant Subsidiary
Upon the completion of the Transactions described in our Annual Report on Form 10-K for the year ended December 31, 2013, Caesars Acquisition Company’s (the "Company," "CAC," "we," "our" and "us") sole material asset is its interest in Caesars Growth Partners, LLC ("CGP LLC"), which is accounted for using the equity method. As our investment in CGP LLC is considered to be significant for the period subsequent to the Transactions, CGP LLC's annual financial statements are required to be included as an exhibit to each CAC Annual Report on Form 10-K in accordance with SEC Rule 3-09 of Regulation S-X. Given the significance of this investment to the financial position and results of operations of CAC, we have elected to include selected financial information of CGP LLC in this Quarterly Report on Form 10-Q.
For a discussion of the results of operations for CGP LLC for the three and six months ended June 30, 2014 in comparison to the three and six months ended June 30, 2013 results of operations derived from the assets and entities that were acquired by or contributed to CGP LLC in connection with the transactions (referred to in the aggregate as Predecessor Growth Partners), please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations for Caesars Acquisition Company in Item 2 of its quarterly report on Form 10-Q.

CAESARS GROWTH PARTNERS, LLC

CAESARS GROWTH PARTNERS, LLC
COMBINED AND CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)
(In millions)

	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$495.6	$1,032.0
Short-term investments	—	15.0
Receivables, net of allowance for doubtful accounts of $7.7 and $8.4, respectively	94.1	70.9
Investment in notes from related party	427.3	—
Interest receivable from related party	9.0	8.9
Deferred tax assets	4.0	9.6
Restricted cash	25.2	43.0
Prepayments and other current assets	23.2	27.2
Total current assets	1,078.4	1,206.6
Investment in notes from related party	474.8	931.6
Land, property and equipment, net	2,448.8	2,115.7
Goodwill	447.7	449.2
Intangible assets other than goodwill, net	319.6	288.7
Restricted cash	90.3	316.8
Deferred tax assets	39.7	—
Deferred charges and other	287.7	138.2
Total assets	$5,187.0	$5,446.8

Liabilities and Equity
Current liabilities
Accounts payable	$165.2	$89.7
Payables to related party	40.4	49.4
Accrued expenses	196.4	183.1
Accrued interest payable	21.1	5.6
Foreign tax payable	2.1	1.8
Deferred tax liabilities	0.3	—
Current portion of long-term debt	17.7	4.0
Total current liabilities	443.2	333.6
Long-term debt	2,245.0	879.6
Long-term debt to related party	39.8	179.0
Convertible notes issued to related party	47.7	47.7
Deferred tax liabilities	9.2	165.0
Contingently issuable non-voting membership units	355.0	306.5
Deferred credits and other	84.5	70.4
Total liabilities	3,224.4	1,981.8

Commitments and contingencies
Redeemable non-controlling interests	3.1	3.9
Equity
Additional paid-in capital	1,401.0	2,780.6
Retained earnings	377.4	402.1
Accumulated other comprehensive income	136.9	233.6
Total equity attributable to Caesars Growth Partners, LLC	1,915.3	3,416.3
Non-controlling interests	44.2	44.8
Total equity	1,959.5	3,461.1
Total liabilities and equity	$5,187.0	$5,446.8

CAESARS GROWTH PARTNERS, LLC
COMBINED AND CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In millions)

	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Revenues
Interactive Entertainment
Social and mobile games	$134.4	$250.1
WSOP and online real money gaming	10.2	18.7
	144.6	268.8
Casino Properties and Developments
Casino	175.7	353.9
Food and beverage	57.1	114.0
Rooms	64.9	134.6
Other	38.6	68.9
Less: casino promotional allowances	(42.2)	(85.3)
	294.1	586.1
Net revenues	438.7	854.9

Operating expenses
Interactive Entertainment - Direct
Platform fees	41.0	76.3
Casino Properties and Developments - Direct
Casino	92.8	184.3
Food and beverage	27.7	52.2
Rooms	17.6	36.4
Property, general, administrative and other	161.0	322.4
Write-downs, reserves, and project opening costs, net of recoveries	8.4	22.0
Management fees payable to related parties	8.7	11.6
Depreciation and amortization	32.8	61.0
Impairment of goodwill and intangible assets	15.5	15.5
Change in fair value of contingently issuable non-voting membership units	(27.6)	48.5
Change in fair value of contingent consideration	31.9	32.6
Total operating expenses	409.8	862.8
Income/(loss) from operations	28.9	(7.9)
Interest expense, net of interest capitalized	(62.4)	(79.6)
Interest income	—	1.0
Interest income - related party	51.3	100.1
Loss on extinguishment of debt	(23.2)	(23.8)
Loss before benefit from income taxes	(5.4)	(10.2)
Benefit from income taxes	15.3	6.1
Net income/(loss)	9.9	(4.1)
Net loss attributable to non-controlling interests	2.9	9.4
Net income attributable to Caesars Growth Partners, LLC	$12.8	$5.3

CAESARS GROWTH PARTNERS, LLC
COMBINED AND CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)
(In millions)

	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Net income/(loss)	$9.9	$(4.1)
Other comprehensive loss, net of income taxes:
Unrealized loss on investments in notes from related party	(105.9)	(96.7)
Total other comprehensive loss	(105.9)	(96.7)
Comprehensive loss	(96.0)	(100.8)
Less: net loss attributable to non-controlling interests	2.9	9.4
Comprehensive loss attributable to Caesars Growth Partners, LLC	$(93.1)	$(91.4)

CASESARS GROWTH PARTNERS, LLC
COMBINED AND CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
(UNAUDITED)
(In millions)

	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Non-controlling Interests	Total Equity
Balance at December 31, 2013, as previously reported	$734.0	$782.1	$233.6	$44.8	$1,794.5
Prior-period adjustment (1)	15.6	(15.6)	—	—	—
Balance at December 31, 2013, as restated	749.6	766.5	233.6	44.8	1,794.5
Impact of acquired assets(2)	2,031.0	(364.4)	—	—	1,666.6
Post-acquisition balances	2,780.6	402.1	233.6	44.8	3,461.1
Net income/(loss)	—	5.3	—	(8.6)	(3.3)
Impact of purchased assets(3)	(1,500.0)	—	—	—	(1,500.0)
Issuance of Caesars Interactive common stock	20.6	—	—	2.2	22.8
Purchase of Caesars Interactive common stock	(22.9)	—	—	(2.5)	(25.4)
Stock-based compensation	4.1	—	—	—	4.1
Sale of partial interest in Baltimore joint venture	3.4	—	—	8.3	11.7
Unrealized loss on investments in notes from related party, net of tax	—	—	(96.7)	—	(96.7)
Conversion of affiliate debt to equity	139.9	—	—	—	139.9
Transactions with parent and affiliates, net	(24.7)	(30.0)	—	—	(54.7)
Balance at June 30, 2014	$1,401.0	$377.4	$136.9	$44.2	$1,959.5

(1)
Represents a distribution from CGP LLC to its parent entities recorded against Additional paid-in capital during the year ended December 31, 2013. Because the amount did not exceed cumulative earnings, the distribution should have been recorded as a distribution from Retained earnings rather than from Additional paid-in capital.

(2) Represents the December 31, 2013 equity balances related to the May 2014 acquisitions of Harrah's New Orleans, The Quad, Bally's Las Vegas and Cromwell. Because these acquisitions were accounted for as transactions among entities under common control, the financial information herein includes the financial results for these properties as if those businesses were combined into the CGP LLC reporting entity for the complete period presented.
(3) Represents the net purchase price for the acquisitions of Harrah's New Orleans, The Quad, Bally's Las Vegas and Cromwell in May 2014 net of the prepaid management fee recognized in Deferred charges and other and the reversal of Deferred tax positions and provision which were previously allocated from Caesars Entertainment to those properties prior to the acquisitions. CGP LLC does not record a tax provision for its Casino Properties and Developments segment as all entities within this segment are pass-through entities for income tax purposes.

CAESARS GROWTH PARTNERS, LLC
COMBINED AND CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)
(In millions)

Six Months Ended June 30, 2014
Cash flows from operating activities
Net loss	$(4.1)
Adjustments to reconcile net loss to cash flows provided by operating activities
Depreciation and amortization	61.0
Amortization of debt discount and deferred finance charges	11.7
Loss on early extinguishments of debt	23.8
Change in fair value of contingently issuable non-voting membership units	48.5
Change in fair value of contingent consideration	32.6
Accretion of discount on investments in notes from related party	(67.2)
Impairment of goodwill and intangible assets	15.5
Stock-based compensation expense	26.4
Non-cash management fee payable to related parties	2.7
Debt issuances costs and fees write-off	26.1
Net transfers to parents and affiliates	(13.2)
Net change in deferred income taxes	(29.5)
Net change in long-term accounts	6.0
Net change in working capital accounts	(40.4)
Cash flows provided by operating activities	99.9
Cash flows from investing activities
Land, buildings and equipment additions, net of change in construction payables	(310.4)
Payments to acquire business, net of cash acquired	(22.5)
Payments to acquire businesses and assets related to the Acquired Properties Transaction	(1,808.2)
Purchase of equity method investment	(1.3)
Sale of short-term investments	15.0
Increase in restricted cash	(2,094.5)
Decrease in restricted cash	2,338.8
Cash flows used in investing activities	(1,883.1)
Cash flows from financing activities
Proceeds from sale of CIE stock	3.8
Repurchase of management shares	(25.4)
Sale of partial interest in Baltimore joint venture	11.7
Acquisition related contingent consideration payment	(5.6)
Proceeds from issuance of long term debt	1,838.6
Debt issuance costs and fees	(37.6)
Repayments under lending agreements	(496.9)
Distributions to parents	(41.8)
Cash flows provided by financing activities	1,246.8
Net decrease in cash and cash equivalents	(536.4)
Cash and cash equivalents, beginning of period	1,032.0
Cash and cash equivalents, end of period	$495.6